Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this filing. Unless the context requires otherwise, references to “Fold,” “we,” “us,” “our” and “the Company” in this section are to the business and operations of Fold prior to the Business Combination and to New Fold following the Business Combination.

The following unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X to give effect to the acquisition of Fold by FTAC Emerald Acquisition Corp. (“Emerald”).

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Emerald and Fold as adjusted to give effect to the Business Combination and related financing transactions. The unaudited pro forma condensed combined balance sheet as of September 30, 2024 assumes that the Business Combination and the related December 2024 Initial Investor financing transactions were completed on September 30, 2024. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024 and the year ended December 31, 2023 give pro forma effect to the Business Combination and the related financing transactions as if they had occurred on January 1, 2023.

The assumptions and estimates underlying the unaudited adjustments to the unaudited pro forma condensed combined financial statements are described in the accompanying notes, which should be read in conjunction with, the following:

●	Emerald’s unaudited condensed financial statements and related notes as of and for the nine months ended September 30, 2024 included elsewhere in this proxy statement/prospectus.

●	Fold’s unaudited condensed financial statements and related notes as of and for the nine months ended September 30, 2024 included elsewhere in this proxy statement/prospectus.

●	Emerald’s audited financial statements and related notes for the year ended December 31, 2023 included elsewhere in this proxy statement/prospectus.

●	Fold’s audited financial statements and related notes for the year ended December 31, 2023 included elsewhere in this proxy statement/prospectus.

Certain direct and incremental costs related to the Business Combination will be recorded as a reduction against additional paid-in-capital, consistent with the accounting for reverse recapitalizations. The unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Business Combination.

The unaudited condensed combined pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on certain estimates and assumptions. These estimates and assumptions are based on information available as of the dates of these unaudited pro forma condensed combined financial statements and may be revised as additional information becomes available. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material.

The following describes the above entities:

Emerald

The Company is a blank check company incorporated in Delaware on February 19, 2021, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”). The Company may pursue an initial Business Combination target in any business or industry.

As of September 30, 2024, the Company had not commenced any operations. All activity for the period from February 19, 2021 (inception) through September 30, 2024 relates to Emerald’s formation, the Public Offering (the “Public Offering” or “IPO”), and efforts in identifying a target to consummate an initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Public Offering placed in the Trust Account.

Fold

Fold is a bitcoin financial services company dedicated to expanding access to bitcoin through a comprehensive suite of consumer financial services. Fold was formed with the purpose of creating a modern financial services platform that allows customers to earn, accumulate, and utilize bitcoin in their everyday life. Fold offers consumers an FDIC insured checking account, a prepaid Visa debit card, bill payments, and an extensive catalog of merchant reward offers. Fold also offers various forms of bitcoin buying and selling with low-to-zero fees, instant withdrawals, and insured custody. By integrating bitcoin across traditional financial services, the Company acts as a key point of entry for consumers to engage with and integrate bitcoin into their everyday lives. Fold’s products and services are available in the United States through the Fold mobile app.

Description of the Business Combination

On July 24, 2024, FTAC Emerald and EMLD Merger Sub Inc. (“Merger Sub”), a wholly-owned subsidiary of Emerald, entered into a Merger Agreement with Fold, pursuant to which, among other things, Merger Sub will be merged with and into Fold with Fold surviving the Merger as a wholly-owned subsidiary of Emerald (the “Business Combination” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”). As a result of the Transactions, Fold will become a subsidiary of Emerald, with the former stockholders of Fold becoming stockholders of Emerald. The aggregate consideration to be paid in the Transactions will consist of shares of Emerald Class A Common Stock based on Fold’s pre-money equity value of $365 million, plus additional consideration of $7.0 million based on the product of (i) the Specified BTC (as defined in the Company Disclosure Letter), (ii) the difference in the 60-day volume-weighted average price of Bitcoin as of the date of the Merger Agreement and February 9, 2025, and (iii) 0.2.

Description of the December 2024 Initial Investor Financing

On December 24, 2024, Fold entered into the December 2024 Securities Purchase Agreement with ATW Growth Opportunities SPV, LLC (the “Investor”) pursuant to which the Investor purchased an Initial Note with an aggregate principal amount of $20.0 million which is convertible to shares of Common Stock of Fold prior to the Business Combination, or shares of Common Stock of New Fold subsequent to the Business Combination. In conjunction with the Securities Purchase Agreement and Initial Note, Fold also issued Series A, Series B, and Series C Warrants to the Investor (collectively with the Initial Note, the “December 2024 Initial Investor Financing”) for 0.9 million, 0.5 million, and 0.9 million shares, respectively. The Series A Warrants are available for exercise for a period of eight years from December 24, 2024, at an exercise price of $12.50 per share. The Series B Warrants are available for exercise after the Business Combination date, for a period of eight years from December 24, 2024, at a nominal exercise price of $0.001 per share. The Series C Warrants are available for exercise for a period of one year from the Business Combination date, at an exercise price of $11.50 per share.

Treatment of Fold Securities

Fold Preferred Stock

Immediately prior to the effective time of the Business Combination (the “Effective Time”), Fold Preferred Stock will be converted into Fold Common Stock.

Fold Common Stock

At the Effective Time, Fold Common Stock will be converted into Emerald Common Stock.

Fold Restricted Stock Units (“RSUs”)

At the Effective Time, outstanding Fold restricted stock units will be converted into an award of Emerald restricted stock units.

Fold Simple Agreements for Future Equity (“SAFEs”)

At the Effective Time, outstanding Fold SAFEs will be converted into Fold Common Stock based on the valuation caps or discount rates stated within the terms of the individual SAFE agreements.

Redemption of Class A Common Stock

Pursuant to Emerald’s second amended and restated certificate of incorporation and in accordance with the terms of the Merger Agreement, Emerald provided its public stockholders with the opportunity to redeem, in connection with the Closing, their shares of Emerald Class A Common Stock for cash equal to their pro rata share of the aggregate amount on deposit in the Emerald Trust Account, which holds the proceeds of Emerald’s initial public offering, less taxes payable.

In December 2024 and February 2025, Emerald’s public stockholders redeemed 0.1 million and 3.3 million shares, respectively, for an aggregate redemption price of $1.2 million and $36.6 million, respectively.

Sponsor Share Restriction Agreement

Concurrently with the execution and delivery of the Merger Agreement, Emerald ESG Sponsor, LLC and Emerald ESG Advisors, LLC (collectively, the “Sponsors”) entered into a Sponsor Share Restriction Agreement with Emerald (the “Sponsor Share Restriction Agreement”). Pursuant to the Sponsor Share Restriction Agreement, at the Closing, (i) all Emerald Warrants held by the Sponsors will be forfeited and cancelled, and (ii) approximately 5.3 million of the Sponsors’ founder shares (the “subject founder shares”) shall be subject to time-based transfer restrictions subject to early release as follows:

●	one-third of the subject founder shares shall remain subject to transfer restrictions until the earlier of (a) six months following the Closing or (b) the first date that the stock price exceeds $12.00 for 20 trading days of any consecutive 30 trading day period ending after the date that is 90 days after the Closing;

●	one-third of the subject founder shares shall remain subject to transfer restrictions until the earlier of (a) (x) in the event that Emerald and Fold raise $50 million or more as of the Closing, one year following the Closing, and (y) in the event that Emerald and Fold raise less than $50 million as of the Closing, two years following the Closing, or (b) the first date that the stock price exceeds $15.00 for 20 trading days of any consecutive 30 trading day period ending after the date that is 90 days after the Closing; and

●	one-third of the subject founder shares shall remain subject to transfer restrictions until the earlier of (a) ten years following the Closing or (b) the first date that the stock price exceeds $17.00 for 20 trading days of any consecutive 30 trading day period ending after the date that is 90 days after the Closing.

In the event that Emerald and Fold raise less than $50.0 million from the date of the Merger Agreement through the second anniversary of the Closing, the Sponsors shall automatically forfeit, for no additional consideration, up to 1,000,000 subject founder shares, as described in the Sponsor Share Restriction Agreement.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2024

	Emerald (Historical)	Fold, Inc. (Historical)	Pro Forma Transaction Adjustments		Combined Pro Forma
Assets
Current assets:
Cash and cash equivalents	$20,439	$4,387,072	$14,185,323	2c	$23,336,125
			(4,524,367)	2d
			(550,000)	2e
			(1,155,000)	2f
			(7,822,842)	2g
			18,795,500	2h
Accounts receivable, net	-	616,193	-		616,193
Prepaid expenses	114,312	-	-		114,312
Prepaid income taxes	25,134	-	-		25,134
Other current assets	-	513,464	-		513,464
Inventories	-	178,983	-		178,983
Digital assets	-	6,371,951	-		6,371,951
Safeguarding customer digital assets	-	6,801,838	-		6,801,838
Total current assets	159,885	18,869,501	18,928,614		37,958,000

Digital assets, long-term	-	63,929,891	-		63,929,891
Capitalized software development costs, net	-	855,917	-		855,917
Investments held in Trust Account	51,996,271	-	(37,810,948)	2a	-
			(14,185,323)	2c
Total assets	$52,156,156	$83,655,309	$(33,067,657)		$102,743,808
Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$289,103	$1,807,948	$1,350,000	2h	$3,447,051
Due to related party	556,451	-	(556,451)	2d	-
Excise tax payable	2,122,813	-	(967,916)	2d	1,154,897
Promissory note, net of discount	438,501	-	(438,501)	2e	-
Related party loans	3,000,000	-	(3,000,000)	2d	-
Customer reward liability	-	6,371,951	-		6,371,951
Safeguarding customer digital liabilities	-	6,801,838	-		6,801,838
Deferred revenue	-	422,888	-		422,888
Total current liabilities	6,406,868	15,404,625	(3,612,868)		18,198,625
Deferred advisory fee	1,155,000	-	(1,155,000)	2f	-
Deferred revenue, long-term	-	508,006	-		508,006
Convertible note, net	-	-	8,925,175	2h	8,925,175
Simple Agreements for Future Equity ("SAFEs")	-	141,750,580	(141,750,580)	2b	-
Total liabilities	7,561,868	157,663,211	(137,593,273)		27,631,806
Class A common stock subject to possible redemption	51,996,271	-	(51,996,271)	2a	-
Stockholders' Equity (Deficit)
Preferred stock	-	1,237	(1,237)	2b	-
Class A common stock	959	-	134	2a	4,614
			3,471	2b
			50	2h
Common stock	-	707	(707)	2b	-
Additional paid-in-capital	6,493,705	27,825,061	14,185,189	2a	190,515,745
			141,749,053	2b
			(434,696)	2e
			(7,822,842)	2g
			8,520,275	2h
Accumulated deficit	(13,896,647)	(101,834,907)	323,197	2e	(115,408,357)
Total stockholders' equity (deficit)	(7,401,983)	(74,007,902)	156,521,887		75,112,002
Total Liabilities and Stockholders’ Equity (Deficit)	$52,156,156	$83,655,309	$(33,067,657)		$102,743,808

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

	Emerald (Historical)	Fold, Inc. (Historical)	Pro Forma Transaction Adjustments		Combined Pro Forma
Revenues, net	$-	$15,311,724	$-		$15,311,724

Operating expenses
Banking and payment costs	-	14,459,183	-		14,459,183
Custody and trading costs	-	144,577	-		144,577
Compensation and benefits	-	2,340,838	3,544,710	3b	5,885,548
Professional fees	-	3,446,671	-		3,446,671
Loss on customer reward liability	-	2,344,103	-		2,344,103
Gain on digital assets - rewards treasury	-	(2,639,860)	-		(2,639,860)
Other selling, general and administrative expenses	2,154,179	1,429,079	-		3,583,258
Total operating expenses	2,154,179	21,524,591	3,544,710		27,223,480
Loss from operations	(2,154,179)	(6,212,867)	(3,544,710)		(11,911,756)

Other income (expense)
Loss on digital assets - investment treasury	-	(377,039)	-		(377,039)
Change in fair value of SAFEs	-	(59,042,901)	59,042,901	3d	-
Interest income earned on investments held in trust account	2,353,695	-	(2,353,695)	3a	-
Interest expense	(323,197)		323,197	3e	(4,588,369)
			(4,588,369)	3g
Non-redemption agreement expense	(838,825)	-	838,825	3c	-
Other income	-	72,203	-		72,203
Other income (expense), net	1,191,673	(59,347,737)	53,262,859		(4,893,205)

Net income (loss) before income taxes	(962,506)	(65,560,604)	49,718,149		(16,804,961)
Income tax expense	482,369	14,567	(482,369)	3f	14,567
Net income (loss)	$(1,444,875)	$(65,575,171)	$50,200,518		$(16,819,528)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	15,182,382	7,072,300			46,138,876
Loss Per Share - Basic and Diluted	$(0.10)	$(9.27)			$(0.36)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

	Emerald (Historical)	Fold, Inc. (Historical)	Pro Forma Transaction Adjustments		Combined Pro Forma
Revenues, net	$-	$21,534,032	$-		$21,534,032

Operating expenses
Banking and payment costs	-	20,999,385	-		20,999,385
Custody and trading costs	-	169,698	-		169,698
Compensation and benefits	-	3,713,196	772,882	3b	4,486,078
Professional fees	-	421,218	-		421,218
Loss on customer reward liability	-	4,283,795	-		4,283,795
Gain on digital assets - rewards treasury	-	(4,236,593)	-		(4,236,593)
Other selling, general and administrative expenses	3,730,488	2,102,025	-		5,832,513
Total operating expenses	3,730,488	27,452,724	772,882		31,956,094
Loss from operations	(3,730,488)	(5,918,692)	(772,882)		(10,422,062)

Other income (expense)
Change in fair value of SAFEs	-	(1,374,005)	1,374,005	3d	-
Interest income earned on investments held in trust account	11,207,609	-	(11,207,609)	3a	-
Interest expense	-	-	(6,124,594)	3g	(6,124,594)
Non-redemption agreement expense	(708,400)	-	708,400	3c	-
Other income	-	129,940	-		129,940
Other income (expense), net	10,499,209	(1,244,065)	(15,249,798)		(5,994,654)

Net income (loss) before income taxes	6,768,721	(7,162,757)	(16,022,680)		(16,416,716)
Income tax expense	2,325,087	10,242	(2,325,087)	3f	10,242
Net income (loss)	$4,443,634	$(7,172,999)	$(13,697,593)		$(16,426,958)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	25,873,722	7,072,300			46,138,876
Earning (Loss) Per Share - Basic and Diluted	$0.14	$(1.01)			$(0.36)

Note 1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria, which simplified requirements to depict the accounting for the transactions and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur. These unaudited pro forma condensed combined financial statements do not present any estimable synergies and only present the Transaction adjustments, and have been presented to provide relevant information necessary for an understanding of the transactions discussed above. Adjustments have been made to depict in the unaudited pro forma condensed combined balance sheet of Emerald and Fold as of September 30, 2024 the accounting for the transaction required by U.S. Generally Accepted Accounting Principles (U.S. GAAP) as if the Business Combination and December 2024 Initial Investor Financing transactions were completed as of September 30, 2024. The pro forma condensed combined statements of operations of Emerald and Fold for the nine months ended September 30, 2024 and the year ended December 31, 2023 reflect any corresponding effects of the balance sheet adjustments to the statement of operations assuming those adjustments were made as of the beginning of the period presented. These adjustments are described in the accompanying notes and are based on available information and certain assumptions we believe are reasonable but are subject to change. Emerald and Fold are collectively referred to herein as the “Companies,” and the Companies, subsequent to the Business Combination and the Transactions, are referred to herein as “New Fold”.

The Business Combination will be accounted for as a reverse recapitalization because Fold has been determined to be the accounting acquirer under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”).

The determination is primarily based on the evaluation of the following facts and circumstances taking into consideration:

●	the pre-combination equityholders of Fold will hold the majority of voting rights in New Fold;

●	the pre-combination equityholders of Fold will have the right to appoint the majority of the directors on the New Fold Board;

●	the senior management of Fold will comprise the senior management of New Fold; and

●	the operations of Fold will comprise the ongoing operations of New Fold.

Under the reverse recapitalization model, the Business Combination will be treated as Fold issuing equity for the net assets of Emerald, with no goodwill or intangible assets recorded.

The following summarizes the pro forma New Fold Common Shares outstanding after redemptions:

	Combined Pro Forma
	Shares	%

Emerald Public Shareholders (1)	1,341,633	3%

Sponsor Held Emerald Public Shares Not Subject to Restriction (2)	4,273,581	9%
Sponsor Held Emerald Restricted Shares	5,317,641	12%
Total Sponsor Held Emerald Shares	9,591,222	21%

Total Emerald Shares	10,932,855	24%

Fold Shares (3)	35,206,021	76%

Total Shares at Closing	46,138,876	100%

(1)	Reflects aggregate redemptions of 3.4 million Class A common shares for $37.8 million that occurred subsequent to September 30, 2024.
(2)	Includes 3.3 million shares assigned to unaffiliated third parties in exchange for executed non-redemption agreements.
(3)	Includes the assumed exercise of 0.5 million Series B Warrant Shares for a nominal exercise price of $0.001 per share.

The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor do they purport to project the future consolidated results of operations or financial position of the combined company. They should be read in conjunction with the unaudited and audited financial statements and notes thereto of each of Emerald and Fold as of and for the nine months ended September 30, 2024 and the year ended December 31, 2023, respectively and included elsewhere in this filing.

There were no significant intercompany balances or transactions between Emerald and Fold as of the date and for the periods of these unaudited pro forma condensed combined financial statements.

Fold is currently negotiating certain employment agreements for the post-closing entity. Based on the preliminary terms, these agreements would result in an increase in compensation cost on a pro forma basis. However, as these employment agreements are preliminary and not yet executed, Emerald has not included a pro forma adjustment because such amounts are not known and are deemed not factually supportable at this time.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of Emerald’s common shares outstanding, assuming the Business Combination and related transactions occurred on January 1, 2023.

Note 2. Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2024 are as follows:

a)	Represents the reclassification of 4.8 million of Class A common shares subject to possible redemption to permanent equity, less 3.4 million shares redeemed subsequent to September 30, 2024 for an aggregate redemption amount of $37.8 million.

b)	Reflects the recapitalization of Fold. Immediately prior to the recapitalization, as triggered by the Business Combination, Fold historical preferred shares and Simple Agreements for Future Equity (“SAFEs”) convert to Fold common shares, which, collectively with the Fold historical common shares, are exchanged for New Fold Common Shares and additional paid-in-capital.

c)	Reflects the reclassification of $52.0 million of cash and cash equivalents held in Emerald’s Trust Account that becomes available for transaction expenses, redemption of public shares, and the operating activities following the Business Combination, less 3.4 million shares redeemed subsequent to September 30, 2024, for a redemption amount of $37.8 million, and assuming no further redemptions. This adjustment does not reflect appreciation of the Trust Account subsequent to September 30, 2024 of approximately $0.7 million.

d)	Reflects the repayment of Emerald’s balances due to related parties at the Business Combination date, including excise tax payable paid by Emerald subsequent to September 30, 2024.

e)	Reflects the repayment of Emerald’s promissory note of $0.6 million, net of an original issue discount of $0.4 million reduced by accumulated amortization during the nine months ended September 30, 2024 of $0.3 million, under its subscription agreement with Polar Multi-Strategy Master Fund (“Polar”). This agreement stipulates the repayment to Polar of its Capital Contribution in cash or shares. This reflects a cash repayment of the Capital Contribution.

f)	Reflects the payment of Emerald’s deferred advisory fee due at the closing of the Business Combination.

g)	Reflects the accrual of Emerald and Fold transaction costs of $7.8 million incurred related to the closing of the Business Combination. Transaction costs include direct and incremental costs, such as legal, third party advisory, investment banking, and other miscellaneous fees. Transaction costs previously incurred that are not direct and incremental to the transaction have been included within the historical statement of operations of Emerald and Fold.

h)	Reflects the gross cash proceeds from the December 2024 Initial Investor Financing of $20.0 million from the Investor, bifurcated between convertible notes, net and additional paid in capital based on the estimated relative fair value of the instruments, net of the debt discount of $1.0 million and estimated issuance costs accrued for and paid in conjunction with the transaction, totaling $1.6 million. Additionally, assumes the exercise of 500,000 Series B Warrant Shares for a nominal exercise price of $0.001 per share. Note that the estimated fair value of the warrants was calculated under a Black-Scholes model utilizing the enterprise valuation of Fold’s common shares as of September 30, 2024.

Note 3. Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024 and the year ended December 31, 2023, are as follows:

a)	Represents the elimination of interest income on Emerald’s Trust Account for the nine months ended September 30, 2024, and the year ended December 31, 2023.

b)	Represents the recognition of the share-based compensation expense associated with the Restricted Stock Units which will convert to Fold Common Stock immediately prior to the closing of the transaction and will continue to vest during the nine months ended September 30, 2024 and the year ended December 31, 2023.

c)	Represents the elimination of non-redemption agreement expense related to Emerald’s non-redemption agreements with unaffiliated third parties in exchange for each such party agreeing not to redeem public shares for the nine months ended September 30, 2024, and the year ended December 31, 2023.

d)	Represents the elimination of $59.0 million and $1.4 million of historical changes in fair value associated with Fold’s SAFEs for the nine months ended September 30, 2024, and the year ended December 31, 2023, respectively. The elimination of these fair value adjustments to the SAFEs is a result of the SAFEs being converted to Fold common shares upon the close of the Business Combination. Refer to Note 2(b) for more information.

e)	Represents the elimination of interest expense related to the amortization of Emerald’s discount on its promissory note with Polar for the nine months ended September 30, 2024. See Note 2(e) for more detail.

f)	Represents the elimination of $0.5 million and $2.3 million of historical income tax expense for the nine months ended September 30, 2024, and the year ended December 31, 2023, respectively. The elimination of these tax provisions is due to the removal of investment trust income.

g)	Represents the recognition of $4.6 million and $6.1 million of interest expense, including amortization of the estimated debt discount and debt issuance costs, into interest expense related to the December 2024 Initial Investor Financing for the nine months ended September 30, 2024, and the year ended December 31, 2023, respectively.

Note 4. Earnings (Loss) Per Share

Pro Forma Weighted Average Shares (Basic and Diluted)

The following pro forma weighted average shares calculations have been performed for the nine months ended September 30, 2024 and for the year ended December 31, 2023. The unaudited condensed combined pro forma earnings (loss) per share (“EPS”), basic and diluted, are computed by dividing earnings or loss by the weighted-average number of shares of common stock outstanding during the period.

Prior to the Business Combination, Emerald had Class A common stock, Class B common stock, and preferred stock authorized to be issued. There were not any Class B common shares or preferred shares issued or outstanding as of September 30, 2024 or December 31, 2023. In connection with the closing of the Business Combination, each currently issued and outstanding Emerald Class A common share will automatically convert on a one-for-one basis, into New Fold Class A common shares. Each currently issued and outstanding Emerald Class A common share will thereafter be renamed, and will have the rights and restrictions attached to the, New Fold Class A common shares.

As of September 30, 2024 Emerald had 12.5 million Public Warrants and 0.5 million Private Placement Warrants issued and outstanding. In connection with the Business Combination, Emerald will forfeit the Private Placement Warrants. The warrants are exercisable at $11.50 per share which exceeds the current market price of Emerald’s Class A common shares. Additionally, Fold had 0.9 million Series A and 0.9 million Series C Warrants outstanding, at an exercise price of $12.50 and $11.50 per share, respectively, which exceeds the current market price of Fold’s common shares. These warrants are considered anti-dilutive and excluded from the earnings (loss) per share calculation when the exercise price exceeds the average market value of the common share price during the applicable period.

The Initial Notes, as described above, contain a conversion feature that allows the Investor the option to convert the Initial Notes in exchange for 1.7 million shares of Class A common stock. The effect of the 1.7 million incremental Class A common shares issuable upon a conversion of the Initial Notes is anti-dilutive and as such, they have been excluded from the earnings (loss) per share calculation.

In connection with the closing of the Business Combination, 0.5 million of outstanding Sponsor warrants will be forfeited and cancelled, and a total of 5.3 million of Sponsor Restricted Shares will be issued, subject to the restrictions as described in the section Sponsor Share Restriction Agreement above. These shares are included in the earnings (loss) per share calculation.

	For the nine months ended September 30, 2024	For the year ended December 31, 2023
	Combined Pro Forma	Combined Pro Forma

Pro forma net loss attributable to common shareholders - basic and diluted	$(16,819,528)	$(16,426,958)
Weighted average shares outstanding - basic and diluted	46,138,876	46,138,876
Pro forma loss per share - basic and diluted	$(0.36)	$(0.36)

Pro forma weighted average shares - basic and diluted
Emerald Public Shares (1)	1,341,633	1,341,633
Sponsor Held Emerald Public Shares Not Subject to Restriction	4,273,581	4,273,581
Sponsor Held Emerald Restricted Shares	5,317,641	5,317,641
Total Emerald Shares	10,932,855	10,932,855

Fold Shares (2)	35,206,021	35,206,021
Total Pro Forma Weighted Average Shares - basic and diluted	46,138,876	46,138,876

(1)	Reflects aggregate redemptions of 3.4 million Class A common shares for $37.8 million that occurred subsequent to September 30, 2024.
(2)	Includes the assumed exercise of 0.5 million Series B Warrant Shares for a nominal exercise price of $0.001 per share.